GROUND LEASE AND AGREEMENT


                                    Between


                    ARAPAHOE COUNTY PUBLIC AIRPORT AUTHORITY


                                      and


                           PINECREST ENTERPRISES,LTD.


                             Date: November 1, 1994









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                               TABLE OF CONTENTS


I.             DESCRIPTION OF PREMISES..................................... 5

II.            TERM........................................................ 5

III.           RENT........................................................ 5
               A.      Calculation......................................... 5
               B.      Gross income........................................ 7
               C.      Additional Rent..................................... 7
               D.      Payment............................................. 8
               E.      Net Return.......................................... 8
               F.      Delinquency......................................... 8
               G.      Place and Manner of Payments........................ 8

IV.            IMPROVEMENTS................................................ 9
               A.      Development Plans................................... 9
               B.      Building Permit..................................... 9
               C.      Construction Time................................... 9
               D.      Construction Standards.............................. 9
               E.      Use Restrictions................................... 10
               F.      Mechanic's and Other Liens......................... 10

V.             MAINTENANCE AND CONSTRUCTION OBLIGATIONS .................. 11
               A.      Maintenance........................................ 11
               B.      Removal of Waste................................... 11

VI.            RAZE, REMOVE, REBUILD...................................... 11
               A.      Consent............................................ 11
               B.      Timing............................................. 12
               C.      Interior Improvements.............................. 12

VII.           DIVISION................................................... 12

VIII.  RIGHT OF ENTRY..................................................... 12

IX.            PAYMENT OF TAXES AND OTHER CHARGES......................... 13
               A.      Payment............................................ 13
               B.      Proration, Installments............................ 13
               C.      Direct Payment..................................... 14
               D.      Apportionment...................................... 14
               E.      Contest............................................ 14

X.             INDEMNIFICATION............................................ 15
               A.      Lessee's Indemnification........................... 15
               B.      Authority's Indemnification........................ 15

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XI.            INSURANCE................................................... 15
               A.      Public Liability and Property Damage................ 15
               B.      All Risk............................................ 16
               C.      Rent Insurance...................................... 16
               D.      Construction Insurance.............................. 16
               E.      Policies............................................ 16
               F.      Mutual Subrogation.................................. 17

XII.           HAZARDOUS MATERIAL.......................................... 17
               A.      Lessee Obligations.................................. 17
               B.      Defined............................................. 18

XIII.          DAMAGE OR DESTRUCTION ...................................... 18
               A.      Notice.............................................. 18
               B.      Trust............................................... 19
               C.      Proceeds............................................ 19
               D.      Payment to Authority................................ 19
               E.      Option.............................................. 20
               F.      Lessee Liability.................................... 20

XIV.           WAIVER...................................................... 21

XV.            REMOVAL OF EQUIPMENT........................................ 21

XVI.           SURRENDER AND HOLDING OVER.................................. 21

XVII.          INCONVENIENCE DURING CONSTRUCTION........................... 21

XVIII.         SUBLETTING, ASSIGNMENT AND MORTGAGE......................... 22
               A.      Sublet.............................................. 22
               B.      Assignment.......................................... 23
               C.      Mortgage............................................ 23
               D.      New Lease........................................... 24

XIX.           AUTHORITY'S REMEDIES AND BREACH............................. 24
               A.      Remedies............................................ 24
               B.      Event of Default.................................... 25
               C.      Mortgagee Notice.................................... 26

XX.            ASSIGNMENT OF RENTS ........................................ 27
               A.      Assignment of Rents................................. 27
               B.      Right of Entry...................................... 27

XXI.           AUTHORITY'S RIGHT TO PERFORM LESSEE'S COVENANTS............. 27

XXII.          ESTOPPEL CERTIFICATES....................................... 28
               A.      Lessee Certificates................................. 28
               B.      Authority Certificate............................... 28

XXIII.         NOTICES.................................................... 28

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XXIV.          ACCEPTANCE OF Premises..................................... 29

XXV.           WARRANTY OF TITLE . ....................................... 29

XXVI.          CONDEMNATION............................................... 29
               A.      Termination........................................ 29
               B.      Amendment of Lease................................. 30
               C.      Award.............................................. 30
               D.      Arbitration........................................ 30
               E.      Sublease........................................... 30

XXVII.         EASEMENTS.................................................. 30

XXVIII.        ARBITRATION................................................ 31

XXIX.          ATTORNEYS' FEES............................................ 31

XXX.           ADDITIONAL LEASE PROVISIONS................................ 32
               A.      Observance of laws................................. 32
               B.      Codes.............................................. 32
               C.      Airport Development................................ 32
               D.      Authority's Rights................................. 32
               E.      Subordination...................................... 32
               F.      Representations and Warranties..................... 32
               G.      Exclusive Right.................................... 32
               H.      Executive Order.................................... 33
               I.      Affirmative Action Program......................... 33
               J.      Impossibility...................................... 34

XXXI.          QUIET POSSESSION........................................... 34

XXXII.         GENERAL.................................................... 34
               A.      Captions........................................... 34
               B.      Executed Leases.................................... 34
               C.      Time of Essence.................................... 34
               D.      Invalidity......................................... 35
               E.      Mortgage........................................... 35
               F.      Fair Meaning....................................... 35
               G.      Construction....................................... 35
               H.      Modification and Merger............................ 35
               I.      Memorandum......................................... 35
               J.      Binding Effect..................................... 35
               K.      Remedies........................................... 36
               L.      Good Faith......................................... 36
               M.      Consent............................................ 36


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                           GROUND LEASE AND AGREEMENT

         This Lease, made and entered into effective this 1st day of November, 1994, by and between ARAPAHOE COUNTY PUBLIC AIRPORT AUTHORITY, hereinafter referred to as "Authority", and PINECREST ENTERPRISES, LTD., hereinafter referred to as "Lessee."

                              W I T N E S S E T H:

I.       DESCRIPTION OF PREMISES

         Upon and subject to the terms and conditions hereinafter set forth, Authority leases to Lessee and Lessee rents from Authority that certain real property located in the County of Arapahoe, State of Colorado, described more particularly on Exhibit A all attached hereto, made a part hereof and incorporated herein by reference, together with all rights of way, licenses, or easements now or hereafter belonging or pertaining to any of the foregoing, and all right, title and interest of Authority, and all buildings and other improvements now located on the Premises (all of the foregoing are sometimes hereinafter referred to as "demised premises" or "leased premises").

II.      TERM.

         The term of this Lease shall be for a period of twenty (20) years, commencing on the 1st day of November, 1994, ("Lease Commencement Date"), and terminating on the 31st day of October, 2014. At the option of Lessee the term may be extended twice for an additional ten (10) years each time until the 31st day of October, 2034, approved by the Federal Aviation Administration. Possession of the demised premises shall be delivered by Authority to Lessee on the date of the commencement of the lease term as specified aforesaid.

III.     RENT

     A. Calculation. As consideration for Authority's entering into this Lease, Lessee shall pay to Authority, without notice or demand, a net annual rent determined as follows:

                  (1) Five hundred and no/100 Dollars ($500.00) per month, commencing from the date that Authority's Board of Commissioners has approved this Lease, the Federal Aviation Administration has set forth in writing that it has no objection, subject to conditions, to the development plan and the lighting plan, and the Arapahoe County Planning Commission has given its approval pursuant to a Location and Extent Hearing through and including the day prior to the pre-construction meeting.

                  (2) Fifteen hundred and no/100 dollars ($1,500.00) per month effective from date of pre-construction meeting through and including the day prior to initial opening which is the date that Lessee first receives any Gross Income as hereinafter defined.

                  (3) Fifteen hundred and no/100 Dollars ($1,500.00) per month plus three percent (3%) of the Gross Income received by Lessee during the period commencing the date of the initial opening and through and including May 31, 1995 ("Initial Gross Income").

                  (4) Notwithstanding the foregoing, commencing the date either the teeing areas, practice greens, or putting course open or June 1, 1995, whichever occurs first, ten cents ($.10) per

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square foot per year for Lot 22 K, (which consists of 225,291 square feet) plus two hundred and no/100 dollars ($200.00) per acre per year for the Venues
(which consists of 30.94 acres) to be prorated and payable monthly on the first
(1st) day of each month in advance commencing June 1, 1995, through and including September 30, 1995. Further, three percent (3%) of the Gross Income received by Lessee during the period commencing June 1, 1995 and terminating September 30, 1995 ("Interim Gross Income") shall be payable by Lessee on or before December 31, 1995. On or before June 1, 1996, Lessee shall furnish to Authority a true, correct and complete statement of all Initial Gross Income and Interim Gross Income received by Lessee, certified to Authority by an officer of the Lessee and accompanied by Lessee's federal income tax return. Upon Authority's written request Lessee shall make available to Authority at Lessee's office in Parker, Colorado, Lessee's books and records which provided the basis for computation of the Interim Gross Income. If no such request for confirmation of, and examination of the Lessee's books and records pertaining to, Initial Gross Income and Interim Gross Income is made by Authority on or before June 1, 1997, Authority shall be deemed to have conclusively accepted Lessee's statement of Initial Gross Income and Interim Gross Income. If Authority makes an independent audit of Lessee's books and records and it is determined that the amount of Initial Gross Income and Interim Gross Income varies to Authority's detriment by more than five percent (5%) from that reflected in Lessee's statement, Lessee shall pay the total cost of such independent audit, otherwise the cost of such audit shall be borne by Authority. If such independent audit shows a deficiency in the payment of Initial Gross Income and Interim Gross Income, Lessee shall forthwith pay such deficiency. If such independent audit shows an overpayment of Initial Gross Income and interim Gross Income, Authority shall forthwith return to Lessee such overpayment.

                  (5) Commencing October 1, 1995, ten cents ($.10) per square foot per year for Lot 22K, with an increase at the compounded rate of three percent (3%) per annum, effective October 1 of each Lease Year, commencing October 1, 1996, and two hundred and no/100 dollars ($200.00) per acre per year for the Venues with an increase at the compounded rate of three percent (3%) per annum effective October 1 of each Lease Year, commencing October 1, 1996 ("Basic Rent"), all as shown on Exhibit B attached hereto, plus a minimum of fifteen thousand and no/100 ($15,000.00) if the Gross Income, measured from October 1 to September 30 of each year until the lease term expires ("Annual Gross Income") is up to five hundred thousand and no/100 dollars ($500,000.00), plus four percent (4%) of the Annual Gross Income greater than five hundred thousand and no/100 dollars ($500,000.00) and up to one million and no/100 dollars ($1,000.000.00) and plus five percent (5%) of the Annual Gross Income greater than one million and no/100 dollars ($1,000,00.00) (collectively defined as "Percentage Rent"). The Basic Rent shall be payable quarterly in advance, i.e. on or before October 1, January 1, April 1, and July 1 of each lease year. The lease year commences October 1 and ends September 30 ("Lease Year"). Percentage Rent is payable within sixty (60) days after the end of each Lease Year. By the 1st of June following the end of each Lease Year, Lessee shall furnish to Authority a true, correct and complete statement of all Annual Gross Income received by Lessee for the immediately preceding Lease Year certified to Authority by an officer of the Lessee and accompanied by Lessee's federal income tax return (the "Year End Financial Statement"). Upon Authority's written request, Lessee shall make available to Authority, at Lessee's offices in Parker, Colorado Lessee's books and records which provided the basis for such computation of Percentage Rent. If no such request for confirmation and examination of Lessee's books and records is made by Authority within three (3) years following any such annual payment, Authority shall be deemed to have conclusively accepted Lessee's statement thereof. If Authority makes an independent audit of Lessee's books and records and it is determined that the amount of Annual Gross Income varies, to Authority's detriment, by more than five percent (5%) from that reflected in any such Year End Financial Statement submitted by Lessee, then Lessee shall pay the total cost of such independent audit, otherwise, the cost of such audit shall be borne by Authority. If such independent audit shows a deficiency in the payment of

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Percentage Rent, Lessee shall forthwith pay such deficiency. If such independent audit shows an overpayment of Percentage Rent, Authority shall forthwith return to Lessee such overpayment.

     B. Gross income. "Gross Income" shall include Initial Gross Income. Interim Gross Income and Annual Gross Income and as used herein shall be computed on a cash basis and shall mean all income, rents, profits, revenue and all other amounts received by Lessee during the Lease Year to which such payment pertains and which are in any way attributable to or arise out of the leased premises and any improvements now or hereafter existing thereon less any amounts received by Lessee during the year in question which pertain to a subsequent period.

         C. Additional Rent. Lessee shall also pay, from time to time, as provided in this Lease as additional rent ("Additional Rent") all other amounts, liabilities and obligations which Lessee herein assumes or agrees to pay. In the event of any failure on the part of the Lessee to pay any Additional Rent, Authority shall have the rights, powers and remedies provided for in this Lease. In case any person to whom the Lessee endeavors to pay Additional Rent refuses to accept the same, Lessee shall thereupon give written notice of said act to Authority, and shall pay such Additional Rent directly to Authority at the place where the Basic Rent is then payable, and such payment shall operate as a complete discharge of Lessee's obligation to make such payment. Authority agrees with respect to any such payment to pay the same over to the person or party for whom it was intended.

         D. Payment. The Basic Rent shall be payable in advance at the times set forth above. The Percentage Rent shall be payable at the times set forth above. The Basic Rent, Percentage Rent and all other sums payable to Authority hereunder shall be payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public debts, and shall be paid to Authority at Authority's address set forth hereinafter, or at such other address as Authority may. from time to time, designate by written notice to Lessee in accordance with the provisions hereof.

         E. Net Return. It is intended that all Basic Rent and Percentage Rent provided for in this Lease shall be an absolute net return to Authority, and shall be paid to Authority without set off, counterclaim, abatement or reduction. Accordingly, all costs, charges, expenses, impositions, taxes and obligations relating to either the demised premises or any buildings, equipment or improvements hereafter situated on the demised premises, including, but not limited to, costs of maintenance, repairs, replacements, renovation, remodeling, razing, removal, alterations, insurance, taxes, assessments and all other costs, charges, expenses and obligations of any kind, now or at any time imposed upon or related to the demised premises or buildings, equipment, or improvements at any time on the demised premises, shall, during the term hereof, be paid for by Lessee exclusively.

         F. Delinquency. The payments set forth in paragraphs A, B and C of this paragraph III must be kept current. Interest shall be charged on any payment overdue one (1) to thirty (30) days at the rate of one percent (1%) per month prorated for the number of days late and on any payment overdue more than thirty (30) days at the rate of one and one-half percent (1 1/2%) per month prorated for the number of days late. Such proration shall be based on the date of receipt of payments by Authority.

         G. Place and Manner of Payments. In all cases where Lessee is required by this Lease to pay any rentals, rates fees or other charges or to make other payments to Authority, such payments shall be made at the office of the Executive Director or at such other place as Authority may hereafter designate by notice in writing to Lessee and shall be made in legal tender of the United States and any

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check shall be received by Authority subject to collection. Lessee agrees to pay any bank charges made for collection of such checks.

IV.      IMPROVEMENTS

         A. Development Plans. Development Plans will be prepared and processed in accordance with Authority's Development Guidelines.

         B. Building Permit. Lessee shall apply for the necessary building permits prior to any construction of improvements.

         C. Construction Time. Lessee shall fully complete the construction of at least one improvement, which improvement will generate Gross Income, not better than two (2) years from the Lease Commencement Date.

         D. Construction Standards.

                  (1) The improvements to be constructed on the leased premises shall be accomplished in a good and workman like manner, in accordance with the approved Location and Extent drawings and in accordance with the Arapahoe County Building Code "Pursuant to a Building Permit to be obtained from the Arapahoe County Building Department) and according to the customary terms and conditions thereof and, in a manner consistent with State and Federal requirements and subject to the reasonable requirements of Authority which are of general applicability.

                   (2) The Lessee shall include in all construction contracts entered into by it in connection with the construction work aforesaid, a provision requiring the contractor to indemnify, release and save harmless Authority, its Commissioners, officers, representatives, agents and employees from and against any and all loss of or damage to property, or injuries to, or death of, any person or persons, and from any and all claims, costs, damages, suits, causes of action, and judgments, including Workmen's Compensation Claims, in any way resulting from, or arising out of, directly or indirectly, such contractor's operations in connection herewith, and the contractor's use or occupancy of the leased premises, and of any portion of Centennial Airport, and including acts and omissions of officers, employees, representatives, agents, servants, invitees, patrons, customers, contractors, subcontractors, successors, assigns, sublessees and suppliers of the contractor, as well as all other persons doing business with the contractor; provided, however, that Authority shall give the contractor prompt and timely notice of any claim made against Authority which may result in a judgment against Authority because of such injuries or damages, and shall deliver to the contractor all papers, notices, documents, summonses and other legal process served upon Authority or its agents provided further, that the contractor and its insurer, or either of them shall have the right.to compromise and defend all claims, actions, suits and proceedings to the extent of the contractor's interest therein; and, provided further, contractor need not indemnify, release and save harmless Authority against loss of property, or injury to or death of persons, caused by the negligence of Authority, its directors, agents and employees. The Lessee shall require the contractor to furnish liability insurance in such amounts as may be required by Authority. The Lessee shall also include in any construction contract such reasonable provisions as may be generally required by Authority relating to the operations of the contractor on Centennial Airport. Lessee shall provide to Authority a copy of all construction contracts let in connection with the leased premises.


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                  (3) When the improvements have been completed, the Lessee
shall deliver to Authority a certificate of an architect or structural engineer licensed to practice in the State of Colorado not regularly employed by either party hereto, and familiar with the construction of said improvements, certifying that the improvements have been constructed in accordance with the approved Location and Extent drawings and certifying that in the engineer's or architect's opinion such improvements have an expected useful life of a duration which is customary for such improvements under similar conditions and circumstances. As Built Drawings will be submitted pursuant to Authority's Development Guidelines.

                  (4) Lessee shall provide to Authority for each improvement to be constructed upon the leased Premises payment and performance bonds for that improvement. generally in the forms required by a construction lender.

         E. Use Restrictions. The leased premises and the improvements to be constructed thereon shall be utilized for golf range related activities consistent with those uses specifically allowed by the approved Location and Extent drawings.

         F. Mechanic's and Other Liens.

                  (1) Lessee covenants and agrees to keep the leased premises free and clear of and from any and all mechanics and other liens and to at ail times promptly and fully pay and discharge any and all lawful claims upon which any such liens may or could be based, and to save and hold Authority and the leased premises free and harmless of and from any and all such liens and claims. Lessee covenants and agrees to give Authority written notice not less than ten (10) days in advance of the commencement of any construction, alteration, addition, improvements or repair to the leased premises costing in excess of Fifty Thousand Dollars ($50,000.00) in order that Authority may post appropriate notices of Authority's non-responsibility.

                  (2) If Lessee desires to contest any lien of the nature set forth herein, Lessee shall notify Authority of its intention so to do within twenty (20) days after the filing of such lien. In the event of any such contest, Lessee shall protect and indemnify Authority against all loss, cost, expense and damage resulting therefrom. Lessee shall also cause such lien to be released by obtaining and furnishing a bond in accordance with applicable Colorado Revised Statutes, 1973, as amended, or depositing with Authority such other security as Authority may reasonably require to insure payment of the amount of the claim, together with interest, costs (including attorneys' fees), and penalties thereon. In the event Lessee contests any such lien and sustains an adverse determination, the Lessee shall nevertheless not be in default under the terms of the Lease if the amount it has deposited with Authority is sufficient to satisfy the indebtedness or if it has satisfied the indebtedness (together with interest, penalties and costs) within ten (10) days after actual final determination of the court involved.

V.       MAINTENANCE AND CONSTRUCTION OBLIGATIONS

         A. Maintenance. Lessee, at its expense shall keep the improvements, including water, sewer and waste water drain lines, fences, auto/pedestrian access ways, trench drains and utilities. upon and within the leased premises in good repair and maintenance, and in a safe, sanitary, orderly and sightly condition. Such improvements shall be at all times maintained in compliance with the Arapahoe County Building Code and other reasonable and generally applicable regulations of Authority, as may be adopted, amended or modified from time to time. If Lessee fails to keep the leased premises as required herein to the satisfaction of Authority, Authority shall notify Lessee of the requirement for such repairs

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and if such repairs are not made within a reasonable time, then Authority may make such repairs and maintenance without liability to Lessee for any loss or damage that may accrue to Lessee's property or business by reason thereof, and upon completion thereof. Lessee shall pay to Authority the cost of said repairs and maintenance within ten (10) days from receipt of written demand therefor.

         B. Removal of Waste. Lessee shall not permit rubbish, debris, waste materials or anything obnoxious or detrimental to safety or health or likely to create objectionable odors, a fire hazard, or conducive to deterioration, to remain on any part of the leased premises or to be disposed of improperly.

VI.      RAZE, REMOVE, REBUILD

         A. Consent. Lessee may, after first obtaining Authority's prior written consent, raze and remove all or portions of the improvements situated upon the leased premises for the purpose of constructing or reconstructing replacement improvements on the leased premises provided that the use to which such replacement improvements are intended to be put is consistent with the provisions of paragraph IV E limiting Lessee's use of the leased premises; and further provided, that in no event shall Authority be required to grant such approval until Lessee shall have submitted to Authority development plans pursuant to paragraph IV A and the Authority's Development Guidelines.

         B. Timing. In the event that Lessee, after having obtained necessary prior written approvals of Authority pursuant to paragraph VI A, shall raze all or any portion of the improvements presently existing or subsequently constructed on the leased premises, and Lessee shall fail to commence the reconstruction of said improvements within twelve (12) months from the dab razing was completed, Authority shall have the option to terminate this Lease upon sixty (60) days' prior written notice to Lessee. Said option may be exercised at any time by Authority from and after the expiration of said twelve
(12) month period until the date on which Lessee shall have actually commenced construction of said replacement improvements. If said option is exercised in accordance with this paragraph, this Lease shall terminate on the date set forth in said written notice of termination (which date shall not be less than sixty (60) days from the case of such notice) unless Lessee shall have commenced the construction of said replacement improvements and thereafter be continuously pursuing the completion of same, prior to the date set for termination in said notice.

         C. Interior Improvements. The provisions of paragraphs VI A and B above notwithstanding, Lessee reserves the right, without having first obtained the written consent of Authority to remove, replace and modify interior improvements as Lessee may deem necessary for purposes of renewing, extending and/or modifying the terms of an existing occupancy sublease or performing required covenants under an existing occupancy sublease, or for the purpose of re-leasing the based premises or portions thereof to Occupancy Tenants, provided that, and only if, such removal, replacement or modification does not alter or otherwise affect the basic structural integrity of the improvements.

VII.     DIVISION

         Notwithstanding anything in this Lease to the contrary, Lessee may divide the property on Exhibit A into two (2) or more parcels for purposes of development, assignment, or mortgage. In conjunction with such division, and upon the written request of Lessee, Lessee and Authority shall execute new leases identical in terms to this Lease. Said new leases shall correspond in number to the number of parcels into which the property described on Exhibit A is divided, each new lease for one (1) parcel.


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VIII.  RIGHT OF ENTRY

         Authority and its authorized agents may enter upon the leased premises at any reasonable time and for any purpose necessary, incidental to, or connected with the performance of the Lessee's obligation under this Lease or in the exercise of its function as Authority pursuant to this Lease or any federal, state or local law, regulations, or directive, including but not limited to entry for the purpose of ensuring Authority's and Lessee's compliance with the FAA's letter of August 2, 1994, a copy of which is attached hereto as Exhibit C and incorporated herein by reference.

IX.      PAYMENT OF TAXES AND OTHER CHARGES

         A. Payment. Commencing on the Lease Commencement Date and continuing for the entire term of this Lease as part of the consideration of this Lease and as additional rent hereunder, Lessee covenants and agrees to pay and discharge or cause to be paid and discharged promptly as the same becomes due and before delinquency, all taxes, assessments, charges, license fees, levies, excise tax or imposts, whether general or special, ordinary or extraordinary, imposed by any governmental or quasi-governmental authority pursuant to law directly as a result of the ownership of the leased premises o- the improvements located thereon which may be levied, assessed, charged or imposed, or may be or become a lien or charge upon the leased premises, or any part thereof or upon the leasehold estate hereby created, or upon Authority solely by reason of its ownership of the leased premises, including without limitation, any license or privilege tax or fee measured solely by the rentals received by Authority hereunder (heretofore and hereinafter termed an "Imposition"). If at any time during the term of this Lease or any extension thereof, the methods of taxation prevailing at the commencement of the term hereof shall be so altered so that in lieu of any Imposition described in this paragraph there shalt be levied, assessed or imposed an alternate tax, however designated, such alternate tax shall be deemed an Imposition for the purposes of this Article and Lessee shall pay and discharge such Imposition as provided by this paragraph.

         B. Proration, Installments. Any Impositions above required to be paid by Lessee, which shall relate to a fiscal year during which the term of this Lease shall commence or terminate, shall be prorated between Authority and Lessee as of the date of such commencement or termination. Lessee shall pay all assessments whether general, special, ordinary or extraordinary, which are assessed against the leased premises during the term of this Lease or any extension thereof. If the law expressly permits the payment of such assessment in installments, Lessee may utilize the permitted installment method, but shall pay each installment coming due during the term hereof with any interest thereon before delinquency. If Lessee shall have been permitted or elected to have such assessments made payable in installments over a period of time which extends beyond the date this Lease expires or otherwise terminates the entire unpaid balance of such assessments assessed against the leased premises during the term hereof shall be paid by Lessee at least one (1) year prior to the expiration of the term hereof or prior to any earlier termination of this Lease by depositing such unpaid balance in cash with Authority. However, where an assessment is not assessed against the leased premises until the last five (5) years of the term set forth in paragraph 11 above, then Lessee may elect to have such assessments made payable in installments which extend beyond the date this Lease expires, and Authority shall be responsible for all installments due following the expiration of this Lease.

         C. Direct Payment. Lessee shall make all payments of all Impositions directly to the charging governmental entity before delinquency and before any fine, interest or penalty shall become due or be imposed by operation of law for their nonpayment. If the law expressly permits the payment

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of any Imposition in installments, Lessee may, at Lessee's option, utilize the permitted installment payment method, but shall pay each installment with any interest before delinquency.

         D. Apportionment. In the event that the leased premises are not separately taxed or assessed, then, in that event, the Imposition as levied shall be apportioned between the leased premises and such other areas with which it is assessed in such manner that Lessee shall pay only an equitable proportion of any Imposition.

         E. Contest. Lessee shall have the right to contest or review by appropriate legal or administrative proceedings, or in such other manner as Lessee may desire, any tax, lien, assessment, imposition or other charge or levy which Lessee is required to pay as additional rental pursuant to the provisions of this Article IX. Any such contest or other proceeding shall be conducted solely at Lessee's expense and free of expense to Authority. Lessee shall protect and indemnify Authority against any and all loss, cost, expense or damage resulting from such contest or other proceeding and shall obtain and furnish Authority with a bond to protect Authority's interest as may be permitted under the laws of the State of Colorado or the governmental agency involved in an amount satisfactory to Authority, but not more than the amount contested and all penalties. interest and costs in connection therewith and shall protect and indemnify Authority as herein required. At the request of Lessee, Authority shall join in any contest or other proceedings which Lessee may desire to bring pursuant to this paragraph provided, however, Lessee shall pay all of Authority's costs and expenses arising out of such joinder. Within ten (10) days after the final determination of the amount due from Lessee for such tax, assessment, charge or other levy, Lessee shall pay the amount so determined to be due, together with all costs, expenses and interest. In the event that Lessee shall desire to contest or otherwise review by appropriate proceedings any tax, assessment, charge or other levy which Lessee is required to pay as additional rental pursuant to the provisions of this Article IX prior to the payment thereof. Lessee shall. at least ten (10) days prior to the delinquency of such tax, assessment, charge or buy, give to Authority written notice of its intention to contest; and after such notice Lessee shall not be in default hereunder and Authority shall not satisfy and discharge such tax, assessment, charge or other levy until Lessee's failure to satisfy same after ten (10) days from the final determination of such contest so long as Lessee has obtained the bond as required by this paragraph to protect Authority's interest.

X.       INDEMNIFICATION

         A. Lessee's Indemnification. Lessee agrees that it will indemnify arid hold harmless Authority and its commissioners, directors, officers, representatives, agents, assigns, and employees from and against any and all liability, cost and expense, including reasonable attorney's fees, in connection with any suits, claims, demands, actions and/or causes of action of any kind or nature arising or resulting directly or indirectly from any negligent or intentional acts of Lessee or its activities, or the tenancy or activities of its contractors, agents, employees, invitees, servants, subtenants or assigns, on the leased premises or the improvements thereon, or any part thereof, or from any negligent or intentional act or omission of Lessee or its contractors, agents, employees, invitees, servants, subtenants or assigns in connection therewith. Lessee's indemnification also extends to any injuries or damages claimed by any person, which injuries or damages arise out of or related to noise generated by operations at Centennial Airport. The Lessee acknowledges that the golf range is within the 65 Ldn noise contour.

         B. Authority's Indemnification. Authority shall indemnify, defend and hold Lessee harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Authority's part to be performed under the provisions of this Lease or arising from any
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negligent or intentional acts or omissions of Authority or any of Authority's agents. contractors, employees or invitees and from and against any and all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon.

XI.      INSURANCE

         A. Public Liability and Property Damage. Lessee shall, at its sole expense, procure and maintain during the term of this Lease and any extensions thereof comprehensive public liability and property damage insurance covering liability relating to the condition or use of the leased premises and any injury or damage occurring in, on or about the leased premises with combined single limit coverage of not less than One Million Dollars ($1,000,000.00). All such public liability insurance and property damage insurance shall insure performance by Lessee of the indemnity provisions of Article it. Authority shall be named as an additional insured.

         B. All-Risk. Lessee shall, at its sole expense, procure and maintain during the term of this lease and any extensions thereof a policy of standard fire and all-risk coverage casualty insurance, to be in an amount equal to the full replacement value of the improvements, together with a so-called inflation endorsement. The full replacement value of improvements to be insured shall be determined by the company issuing such casualty loss policy at the time the policy is initially obtained. Not more frequently than once every year, either Authority or Lessee shall have the right to notify the other party that it elects to have the full replacement value redetermined by the insurance company then carrying the policy. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters. or a like board recognized and generally accepted by such insurance company, and each party shall be promptly notified of the results by the company. The insurance policy shall be adjusted according to the redetermination, and Lessee shall pay any increase in the premiums. Whenever any alterations or additional improvements are in the course of construction, the casualty insurance required by this paragraph, to the extent appropriate, shall be carried by Lessee in builder's risk form written on a completed value basis insuring against loss to the extent of the full replacement value of that which is being covered.

         C. Rent Insurance. Lessee shall, at its sole cost, procure and maintain during the term hereof rent or rent value insurance covering any of the risks against which the Lessee is required to obtain insurance pursuant to Paragraph B above naming Authority as insured, in an amount equal to not less than the aggregate of the following for a period of not less than twelve (12) months: (i) the Basic Rent due Authority hereunder. (ii) the amount of annual Percentage Rent due Authority hereunder (based upon the actual amount of Percentage Rent paid Authority for last Preceding Lease Year), if reasonably obtainable.

         D. Construction Insurance. Lessee shall, at its sole expense, procure and maintain during the course of the construction of any improvement or alterations on the leased premises constructed during the term of this Lease or any extensions thereof, owner's contingent or protective liability insurance naming Authority as an additional insured covering claims not covered by or under the terms of the above mentioned comprehensive public liability insurance, and Lessee shall also carry during such period of construction Worker's Compensation Insurance covering all persons employed by Lessee on or in connection with such construction.

         E. Policies. The aforementioned minimum limits of policies shall in no event limit the liability of Lessee hereunder. All policies provided for herein shall be with companies approved by Authority, which approval Authority agrees not to unreasonably withhold. Insurance companies authorized to do business in the State of Colorado with a rating of A-XI or better as rated in the most recent edition of Best's Insurance Reports shall be deemed acceptable to Authority. Each such policy shall provide that the policy cannot be canceled or altered without thirty (30) days' prior written notice to Authority. Originals of the policies provided for herein or certificates of insurance evidencing these policies shall be delivered to Authority prior to the Lease Commencement Date. except that Rent Insurance and Construction Insurance shall be delivered prior to the issuance of any building permit for improvements. Lessee shall, at least ten (10) days prior to the expiration of such policies, furnish Authority with renewals or binders. Lessee agrees that if Lessee does not take out and maintain such insurance, Authority may (but shall not be required to) procure said insurance on Lessee's behalf and charge Lessee the premium, together with a reasonable handling charge, payable upon demand as additional rent.

         F. Mutual Subrogation. Authority and Lessee each hereby waive any and all rights of recovery against the other or against the Commissioners, officers, employees, agents and representatives of the other, on account of loss ar damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which either may have in force at the time of such loss or damage. Lessee shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. and Lessee and Authority shall each cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either Authority or Lessee in connection with any damage covered by any such policy.

XII.     HAZARDOUS MATERIAL

         A.       Lessee Obligations.

                  (1) Lessee shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the based premises by Lessee, its agents, employees, contractors or invitees, without the prior written consent of Authority (which consent Authority shall not unreasonably withhold as long as Lessee demonstrates to Authority's reasonable satisfaction that such Hazardous Material is necessary or useful to lessee's business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material). If Lessee breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the leased premises caused or permitted by Lessee results in contamination of the based premises or if contamination of the leased premises by Hazardous Material otherwise occurs for which Lessee is legally liable to Authority for damage resulting therefrom, then Lessee shall indemnify, defend and hold Authority harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or leases (including, without limitation, diminution in value of the leased premises, damages for the loss or restriction on rentable or useable space or of any amenity of the leased premises, damages arising from adverse marketing of space and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees), which arise during or after the lease term as the result of such contamination. This indemnification of Authority by Lessee includes, without limitation, cost incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the based premises. Without limiting the foregoing, if the presence of any Hazardous Material on the leased premises caused or permitted by Lessee results in any contamination of the based premises, Lessee shall promptly take all actions at its sole expense as are necessary to return the based premises to the condition existing prior to the introduction of any such Hazardous Material to the leased premises;

provided that Authority's approval of such action should first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse effect on the leased premises.

         B. Defined. As used herein the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Colorado or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance that is (i) defined as a "hazardous substance" under appropriate state law provisions (ii) petroleum; (iii) asbestos; (iv) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. 1321); (v) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C. 6903); (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601); or (vii) defined as a "regulated substance" pursuant to Subchapter IX Solid Waste Disposal Act (Regulation of Underground Storage Tanks) (42 U.S.C. 6991).

XIII.    DAMAGE OR DESTRUCTION

         A. Notice. In case of any damage to or destruction of the leased premises or any part thereof resulting from any cause whatsoever, Lessee shall give immediate notice thereto to Authority if the cost of restoration on account thereof equals or exceeds Fifty Thousand Dollars ($50,000.00), and Lessee shall, unless this Lease is terminated pursuant to paragraph XIII E below, whether or not any insurance proceeds are available s or adequate for such purpose and regardless of the dollar amount of such damage or loss, with reasonable diligence and at Lessee's expense, promptly commence and complete restoration as nearly as possible to the value, and substantially to the condition and character the leased premises was in immediately prior to such damage or destruction, all in accordance with the original Location and Extent Drawings or in accordance with Location and Extent Drawings thereafter submitted and approved by Authority in accordance with Article IV above.

         B. Trust. Insurance proceeds payable as a result of such damage or destruction shall be paid to a bank or trust company designated by Authority having assets of not less than Ten Million Dollars ($10,000.000.00) and having its main office in the State of Colorado (the "Insurance Trustee"), or H a mortgage exists, by the Lessee's mortgagee. If no such bank, trust company, or mortgagee is willing to act as the Insurance Trustee, then Authority shall be the Insurance Trustee and shall hold all funds paid to it in trust for the purposes specified herein.

         C. Proceeds. Insurance proceeds (less the costs, fees and expenses incurred by the Insurance Trustee, Authority and Lessee in the collection thereof, which shall be paid out of such proceeds) received by the Insurance Trustee on account of any damage to or destruction of the leased premises or any part thereof shall be paid to Lessee or as Lessee may direct, from time to time as me restoration of the leased premises progresses, to pay or reimburse Lessee for the cost of such restoration, upon written request of Lessee accompanied by evidence satisfactory to Authority and the Insurance Trustee that (i) an amount equal to the amount requested is then due and payable or has been paid and is properly a part of such cost, and (ii) that the net insurance proceeds not yet advanced wilt be sufFicient for the completion of the restoration. If at any time during the period of restoration and/or reconstruction, Authority or Insurance Trustee shall reasonably determine that the insurance proceeds are insufficient to fully pay for such restoration, then upon notice to Lessee by Authority or insurance Trustee, Lessee shall deposit in trust with the Insurance Trustee such sums as may be required, in addition to the net insurance proceeds men held by the Insurance Trustee, for the completion of the restoration of the leased premises. Upon receipt by Authority and the insurance Trustee of evidence satisfactory to them that (i) the restoration of the based premises has been completed, (ii) the cost thereof has been paid in full, and
(iii) there are no mechanics' or similar liens for labor or materials supplied in connection therewith, the balance, if any, of such insurance proceeds shall be paid to Lessee or as me Lessee may direct.

         D. Payment to Authority. Except as otherwise provided in paragraph XIII E below, if this Lease shall be terminated by reason of Lessee's failure to promptly commence and complete the reconstruction or restoration of the improvements so damaged or destroyed with reasonable diligence then in such event any insurance proceeds held by the Insurance Trustee and not theretofore applied to the cost of the restoration of the leased premises pursuant to this
Article XIII shall be paid to Authority.

         E. Option. If, within five (5) years prior to the expiration of the term of this Lease, the improvements shall be damaged or destroyed to any extent greater than thirty percent (30%) of the then replacement value thereof, Lessee shall have the option within sixty (60) days from the date of such damage or destruction to terminate this Lease by giving not less than thirty
(30) days written notice to Authority of its election to so terminate this Lease. Upon the termination date set forth in said notice, this Lease shall expire and terminate and Lessee shall thereupon make payment of all rent and other sums and charges payable by Lessee hereunder as justly apportioned to the date of such termination; provided, however, that the total unpaid balance of any Imposition assessed or in:posed during the term of the Lease that Lessee has elected to pay in installments shall be paid in full to Authority or the applicable taxing authority prior to such termination. In the event of such termination Lessee shall not be required to repair the damage but shall, at the request of Authority raze the damaged or destroyed improvements and return the leased premises to proper grade and compaction and to a neat and clean condition and all net insurance monies payable as a result of such E damage or destruction shall, after payment therefrom of the cost of such razing, grading and compacting, subject to the claims of any approved Mortgagee, belong and be paid to Authority. Notwithstanding the foregoing. Lessee shall not be entitled to exercise the aforesaid option (and any purported exercise thereof shall be void) H at the time such notice of termination is delivered to Authority (i) an Event of Default shall exist under this Lease, other than the duty to rebuild, or would exist with the giving of notice or the passage of time, or both such notice and passage of time, or (ii) there is or are in force any subleases under this Lease previously agreed to in writing by Authority, as hereinafter provided, which will not expire upon or prior to the termination of this Lease pursuant to this Article XIII, or (iii) a Mortgage approved by Authority will be in effect on the date of termination.

         F. Lessee Liability. Except as otherwise expressly provided in this
Article XIII, no destruction of or damage to the leased premises or any part thereof, whether such damage or destruction be partial or total or otherwise, or be covered by insurance or not, shall entitle or permit Lessee to surrender or terminate this Lease or shall relieve Lessee from liability to pay in full the rents and other sums and charges payable by Lessee hereunder, or from any of its obligations under this Lease, arid Lessee hereby waives any rights now or hereafter conferred upon it by statute or other law to surrender this Lease or to quit or surrender the leased premises or any part thereof, or to receive any suspension, diminution, abatement or reduction of the rent or other sums and charges payable by Lessee hereunder on account of any such destruction or damage.

XIV.     WAIVER.

         No waiver of default by Authority of any of the terms, covenants, or conditions hereof to be performed, kept and observed by Lessee shall be construed as, or operate as, a waiver by Authority of

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






any of the terms, covenants or conditions herein contained, to be performed, kept and observed by Lessee.

XV.      REMOVAL OF EQUIPMENT

         All equipment and personal property placed by Lessee at its expense in, on. or about the 'eased premises, other than fixtures, shall remain the property of Lessee and Lessee shall have the right at any time during the term hereof, when not in default hereunder, to remove all such equipment and property; provided, however, that ali property placed by Lessee at its expense, in, on, or about said based premises and affixed to the realty so that same may not be removed without material damage to the improvements thereto, shall not be removed by Lessee at any time, but shall become a part of such improvements and become the property of Authority upon the cancellation, expiration, or termination of this Lease as herein provided.

XVI.     SURRENDER AND HOLDING OVER

         Lessee covenants that at the expiration of the lease term, it will quit and surrender the leased premises in good state and condition, reasonable wear and tear excepted. Lessee further covenants and agrees that the based premises and all fixtures, improvements, equipment and other property brought, installed, erected, attached, or placed by Lessee in, on, or about the based premises and which by and under the terms of this Lease are provided to then remain on the leased premises as the property of Authority shall be in good, usable condition, reasonable wear and tear excepted. and Authority shall have the right on such termination to enter upon and take possession of said leased premises, with or without process of law, without liability for trespass. Should Lessee hold over the use of or continue to occupy said leased premises after the termination or cancellation of this Lease such holding over shall be deemed merely a tenancy from month to month at 150% of the rental due for the last quarter of the term hereof, determined on a pro rata basis from the prior Lease Year's Basic Rent and Percentage Rent and shall otherwise be on the terms and conditions herein specified insofar as applicable.

XVII.    INCONVENIENCE DURING CONSTRUCTION

         Lessee recognizes that from time to time during the term of this Lease it may be necessary for Authority to initiate and carry for yard extensive program of construction, reconstruction, expansion, relocation, maintenance and repair in order that the Centennial Airport and its facilities may be suitable for the volume and character of air traffic and flight activity which will require accommodation and that such construction, reconstruction, expansion, relocation, maintenance, and repair may inconvenience Lessee in its operation at the Centennial Airport. Lessee agrees that no liability shall attach to Authority, its officers, agents, employees, contractors, subcontractors and representatives by reason of such inconvenience or interruption, and for and in further consideration of the premises, Lessee waives any right to claim damages or other consideration therefor, other than to the extent Authority requests Lessee to cease operations, then Lessee is entitled to offset against any Basic Rent or Percentage Rent owed to Authority, the Gross Income lost while operations ceased. The amount of Gross Income which may be offset is limited to the amount of Basic Rent and Percentage Rent owed by Lessee to Authority for the balance of the Lease Year in which operations ceased. This paragraph does not apply to Lessee ceasing operations pursuant to Exhibit C. Lessee acknowledges that it has a duty to comply with Exhibit C and it has no rights or remedies against Authority associated with or arising out of such compliance.

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XVIII.   SUBLETTING, ASSIGNMENT AND MORTGAGE

         A. Sublet. Lessee may sublet portions of the leased premises during the harm of this Lease only to persons or entities who will occupy a portion of the leased premises for the conduct of business consistent with the uses permitted herein and for no other purposes or uses (herein referred to as "Occupancy Tenants"). Each sublease of any portion of the leased premises shall be in writing and shall provide as follows: (1) That the sublease is subject and subordinate to this Lease and to any extension, modifications or amendments thereof; and (2) Subject to the assignment of rents to any mortgagee, that rents due Lessee under said sublease have been assigned to Authority as security for the performance of Lessee's covenants under this Lease, which assignment is effective upon the occurrence any Event of Default. Upon receipt of written notification from Authority that an Event of Default has occurred, the Occupancy Tenant shall pay rent under the sublease directly to Authority until the Occupancy Tenant receives written notice from Authority that Lessee has cured the default or is in the process of curing the default in a manner satisfactory to Authority, and that such payment by the Occupancy Tenant shall be applied to the rents and obligations of the Lessee hereunder; and (3) That in the event of the cancellation or termination of this Lease prior to the expiration of the term hereof Authority agrees to automatically recognize any sublease which (i) is for not more than five thousand (5,000) square feet of space within the leased premises; (ii) such sublease is in a written form previously approved by Authority; (iii) the term of such sublease is not in excess of five (5) years, including any options to extend; and (iv) the sublease is at a rental rate consistent with market rates. For any such sublease not so automatically recognized, Authority agrees to execute a non-disturbance and attornment agreement provided the sublease is an arms length transaction at market rental rates and reasonable lease conditions. For all subleases other than those authorized, Authority shall have the option to terminate or cancel each such sublease. For any sublease not terminated or cancelled, the Occupancy Tenant under each such sublease shall make full and complete attornment to Authority for the balance of the term of such sublease with the same force and effect as though said sublease were originally made directly from Authority to the Occupancy Tenant.

         B. Assignment. Lessee shall have the right to assign this Lease in whole or in part with Authority's consent, which consent will not be unreasonably withheld or delayed. In the event of an assignment of Lessee's interest hereunder, the Lessee shall, from and after the effective date of such assignment, be relieved of all of its obligations hereunder, accruing subsequently to the date thereof, provided that such assignee assumes Lessee's obligations hereunder.

         C. Mortgage. Lessee may, at any time, or from time to time, mortgage the leased premises provided written notice thereof is given to Authority within thirty (30) days after the consummation of any such mortgage, which right, so long as Lessee is in compliance with all of the terms, conditions and provisions of this Lease shall be a continuing right and shall not be deemed to be exhausted by the exercise thereof on one or more occasions. However, it shall be a further condition of Lessee's right to mortgage the based premises that the mortgage agrees to make all insurance proceeds available to Lessee to repair any building(s) located on the based premises as provided in Article XIII above. In addition, any mortgagee of the leased premises shall be deemed to have agreed that in the event of any default by Lessee under this Lease which is not cured as provided herein by Lessee or such mortgagee that such mortgagee shall not thereafter have any rights whatsoever in this Lease (o::her than its rights under paragraph XVIII D to enter into a new lease), or in any building(s) or improvements situated on the leased premises. In the event of such termination, said mortgagee, upon request of Authority will be obligated to execute any release of its mortgage which may be reasonably required. In the event of any defaults under this Lease, Authority shall give to any mortgagee of the leased premises of which Authority has been apprised in writing, in the manner hereinafter set forth (either by Lessee or by the mortgagee), notice of any defaults of Lessee, concurrently with giving notice thereof to Lessee and an opportunity to cure said default, as provided in paragraph XIX C hereinafter, including time to obtain possession of the leased premises by foreclosure if this should be necessary to effect a cure. Such notice shall be sent by registered or certified mail, return receipt requested, to any address designated by such mortgagee.

         D. New Lease. Notwithstanding anything contained in this Lease to the contrary, if Authority terminates this Lease pursuant to the provisions of
Article XIX Authority agrees to enter into a new lease for the leased premises with any mortgagee of the leasehold estate or its designee for the remainder of this Lease. effective as of the date of such termination at the same Basic Rent and Percentage Rent, and upon the same terms, covenants and conditions contained herein, provided that (i) such mortgagee shall make written request for such new lease within thirty (30) days after the date of such termination,
(ii) such mortgagee will pay or cause to be paid to Authority on the commencement date of the term of the new lease all sums then due and payable hereunder which Lessee would have been required to pay in the event Lessee's Lease had not been terminated, together with interest thereon as herein provided, and shall cure all defaults of Lessee under this Lease which remain uncured as of such date and (iii) such mortgagee shall pay or cause to be paid to Authority on that dab all expenses. including reasonable attorney's fees, court costs and disbursements reasonably incurred by Authority in connection with any such default and termination as well as in connection with the execution and delivery of such new base. If more than one mortgagee (or designee) of any portion of the leased premises shall desire to enter into such new lease under the circumstances as outlined hereinabove in this paragraph D, the mortgagees of leased premises in the order of the priority of their mortgages (i.e., first mortgage, second mortgage) shall have the first opportunity to do so. However, and irrespective of any other provisions in this Lease h the contrary, if a mortgagee does not exercise its right to enter into a new lease with Authority within the time periods and in accordance with the provisions set forth hereinabove in this paragraph D, such mortgagee shall not thereafter have any rights whatsoever in this Lease or in any building(s) or improvements situated on the leased premises, or in any equipment, machinery or personal property necessary for the operation of said building(s) or improvements, all interest therein having reverted to Authority as the result of the termination of this Lease.

XIX.     AUTHORITY'S REMEDIES AND BREACH

         A. Remedies. Upon an "Event of Default" (as defined herein), Authority shall have the following remedy:

                  (1) Authority may, at Authority's election, terminate this Lease by giving Lessee written notice of termination. On the giving of the notice, in accordance with the terms of this Lease, all of Lessee's right in the leased premises shall terminate. Promptly after notice of termination, Lessee shall surrender and vacate the leased premises in broom-clean condition, and Authority may re-enter and take possession of the leased premises and eject Lessee or any of Lessee's subtenants, assignees, or other person or persons claiming any right under or through Lessee or eject some and not others or eject none; provided, however, that Authority shall not eject any Occupancy Tenants who Authority is required to recognize or has recognized pursuant to
Article XVIII. This Lease may also be terminated by a court judgment specifically providing for termination or by written agreement. Any termination under this paragraph shall not relieve Lessee from the payment of any rent or other sums then due to Authority or from any claim for damages accrued against Lessee. In no event shall any one or more of the following actions by Authority, in the absence of a written election by Authority to terminate this Lease, constitute a termination of this Lease.

                    (a) Appointment of a receiver in order to protect Authority's interest hereunder:

                    (b) Consent to any subletting of the leased premises or assignment of this Lease by Lessee, whether pursuant to the provisions hereof with relation to assignment or subletting, or otherwise;

                    (c) Any other action by Authority or Authority's agents intended to mitigate the adverse effects of any breach of this Lease by Lessee, including without limitation, action to maintain and preserve the leased premises or any action taken to relet the leased premises, or any portions thereof, for the account of Lessee and in the name of Lessee.

                  (2) No personal liability shall exist against Lessee or Lessee's partners, except with regard to the payment and performance bonds for any particular building during the time between the issuance of a building permit and of the issuance of a temporary or permanent certificate of occupancy for that building, and except with regard to the payment of rent or other sums due to Authority, and from any claim for damages accrued against Lessee, as of the date of termination of the Lease pursuant to subparagraph (1) above.

         B. Event of Default. A breach of this Lease shall exist if any of the following events (severally "Event of Default" and collectively "Events of Default") shall occur:

                  (1) Lessee shall have failed to pay the Basic Rent, together with interest thereon as aforesaid, Percentage Rent, Additional Rent, or any other charge, Imposition or any other obligation of Lessee requiring the payment of money under the terms of this Lease, and such failure shall continue for a period of thirty (30) days following notice from Authority; or

                  (2) Lessee shall have failed to perform any term, covenant or condition of this Lease, to be performed by Lessee, except those requiring the payment of money, and Lessee shall have failed to cure same within thirty (30) days after written notice from Authority, delivered in accordance with the provisions of this Lease, where such failure could reasonably be cured within said thirty (30) day period, provided, however, that where such failure could not reasonably be cured within said thirty (30) day period, Lessee shall not be in default unless it has failed to promptly commence and thereafter be continuing to make diligent and reasonable efforts to cure such failure as soon as practicable; or

                  (3) Lessee shall have made a general assignment of its assets for the benefit of its creditors; or

                  (4) A court shall have made or entered any decree or order:
(i) adjudging Lessee to be bankrupt or insolvent; (ii) approving as properly filed a petition seeking reorganization of Lessee or an arrangement under the bankruptcy laws or any other applicable debtor's relief law or statute of the United States or any such thereof; (iii) appointing a receiver, trustee or assignee of Lessee in bankruptcy or insolvency or for its property; (iv) directing the winding up or liquidation of Lessee and such decree or order shall have continued for a period of thirty (30) days; or (v) Lessee shall have voluntarily submitted to or filed a petition seeking any such decree or order; or

                  (5) The sequestration or attachment of or execution or other levy on Lessee's interest in this Lease or the Leased Premises or any improvements located thereon shall have occurred and Lessee shall have failed to obtain a return or release of such property within thirty (30) days thereafter, or prior to sale pursuant to such buy, whichever first occurs.

         C. Mortgagee Notice. If at any time Authority gives notice of default under this Article to the Lessee, and the Lessee's interest in the leased premises shall be subject to the lien of any mortgage as set out in paragraph XVIII C, and of Authority has been furnished with the names and addresses of said mortgagees, Authority shall at the same time as Authority gives notice of default to Lessee, give like written notice to said mortgagees. All such mortgagees shall have the same periods of time herein granted Lessee within which to remedy such defaults; provided, however, such mortgagees shall have such longer period to correct any such defaults as are required to complete any mortgage foreclosure proceedings or other remedial action which such mortgagee elects to pursue to obtain possession of the demised premises so long as during such longer period the mortgagee causes all Basic Rent, Percentage Rent and Additional Rent and other amounts to be paid by Lessee hereunder, including past due payments, to be paid to Authority as herein provided, and otherwise performs the covenants of Lessee hereunder to the extent the same can be performed without having possession of the demised premises. In order to assist the mortgagee of the leased premises in curing any such defaults, Authority hereby confers upon the mortgagee or any agents, receiver or trustee appointed by such mortgagee, the right in the event of a default under the terms of this Lease or any such mortgage to forthwith enter into and upon the based premises and take possession thereof provided that such right is granted in any such mortgage and further provided that said mortgagee causes all Basic Rent, Percentage Rent and Additional Rent and other amounts to be paid by Lessee hereunder, including past due payments to be paid to Authority as herein provided, and otherwise performs the covenants of Lessee hereunder as aforesaid.

XX.      ASSIGNMENT OF RENTS

         A. Assignment of Rents. Subject to the assignment of rents by Lessee to any mortgagee, Lessee hereby assigns and transfers to Authority as additional security for the obligations hereunder, all the rents, issues and profits of the leased premises, and hereby gives to and confers upon Authority the right, power and authority to collect such rents, issues and profits and apply the same to the obligations of Lessee hereunder; provided, Lessee shall have the right to collect such rents, issues and profits prior to any Event of Default hereunder.

         B. Right of Entry. Upon any Event of Default hereunder, Authority may, at any time and without notice, either in person, by agent or by a receiver to be appointed by a Court, and without regard to the adequacy of any security for the obligations hereunder, enter upon and take possession of the leased premises, eject subtenants who are in default and relet the leased premises, or any part thereof, in its own name sue for or otherwise collect such rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney's fees, toward the payment of the Lessee's obligations hereunder, and in such order as Authority may determine. The collection of such rents, issues and profits, or the entering upon and taking possession of the leased premises, or the application thereof as aforesaid, shall not cure or waive any default hereunder or invalidate any act done pursuant to such default.

XXI.     AUTHORITY'S RIGHT TO PERFORM LESSEE'S COVENANTS

         If Lessee shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, then Authority may, at its option, after first giving Lessee thirty (30) day's written notice to make such payment or perform such other act, but shall not be obligated to, and without waiving or relieving Lessee from any obligation of Lessee under this Lease, make such payment or perform such other act to the extent Authority may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Authority and all penalties, interest and costs in connection therewith, shall be due and payable by Lessee to Authority within ten (10) days of written notice (itemizing such sums so advanced and date of such advance) for payment of same. Authority shall have the same rights and remedies for the non-payment thereof as in the case of default in the payment of rent.

XXII.    ESTOPPEL CERTIFICATES

         A. Lessee Certificates. Lessee agrees promptly following request by Authority to execute and deliver to Authority any documents, including estoppel certificates (1) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (2) acknowledging that there are not, to lessee's knowledge, any uncured defaults on the part of Authority hereunder, or if such uncured defaults exist, stating the nature of such uncured defaults on the part of Authority. Lessee's failure to deliver an estoppel certificate promptly following such request (and in no event later than 10 days following such request) shall be conclusive upon Lessee (a) that this Lease is in full force and effect, without modification except as may be represented by Authority, (b) that there are now no uncured defaults in Authority's performance, and (c) that no rent has been paid in advance.

         B. Authority Certificate. Authority covenants and agrees to furnish Lessee, any mortgages of all or any part of the leased premises, and any sub lessees or occupants of all or any portion of the demised premises, from time to time,within fifteen (15) days after written request therefor, a statement wherein Authority shall acknowledge to the best of its knowledge that, as of the date of such statement, Lessee has performed and observed all of the covenants and conditions herein stated to be performed and observed by Lessee, and that, as of said date, the leased premises is free of all defaults hereunder, if such be the fact, or if the Lessee shall then be in default hereunder, such statement shall specify the nature of such default.

XXIII.   NOTICES

         Any notice required or desired to be given pursuant to this Lease shall be in writing with copies directed as indicated and shall be personally served in the manner provided for personal service by the Colorado Rules of Civil Procedure in effect at the time of such service, or in lieu of personal service, by depositing same in the United States mail, postage prepaid, certified or registered, in which later event such notice shall be deemed delivered seventy-two (72) hours after same shall have been so deposited in the United States mail and if such notice shall be addressed to Authority, the address of Authority is:

                           Arapahoe County Public Airport Authority
                           7800 So. Peoria St.
                           Englewood, Colorado 80112
                           Attention: Donald C. Crandall
                           Executive Director
with copy to:

                           Brega & Winters P.C.
                           1700 Lincoln Street, #2222
                           Denver, Colorado 80203
                           Attention: Ronald S. Loser

and if addressed to Lessee, the address of Lessee is:

                           Pinecrest Enterprises, L.d.
                           6260 Northstar Ridge Lane
                           Parker, Colorado 80134
                           Attention: Greg Blaydes


XXIV.    ACCEPTANCE OF PREMISES

         Lessee's acceptance of possession of the leased premises shall be deemed to be acceptance of the leased premises in their condition existing as of the date of such acceptance of possession thereof, subject to all applicable zoning, municipal, county, state and federal laws, ordinances and regulations that may govern and relate to the use of the leased premises and subject to all then matters of record. Lessee acknowledges that neither Authority nor Authority's agent has made any representation or warranty as to the suitability of the leased premises for the conduct of Lessee's business or the construction of any improvements. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Authority or Lessee, and Authority and Lessee expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease.

XXV.     WARRANTY OF TITLE

         Authority covenants and agrees that it has the right and authority to lease its interest herein and that Lessee by paying rent herein reserved, and performing all covenants and conditions herein contained on Lessee is part to be performed and observed, shall and will have and hold peaceful possession and enjoyment of its interest in the demised premises during the term hereof, subject, however, to the terms of this Lease. Subject to the provisions of this Lease, Authority shall have the right from time to time to mortgage or otherwise encumber all or any portion of its fee simple interest in the demised premises.

XXVI.    CONDEMNATION

         A. Termination. If, during the term of this Lease, title to the whole or substantially all of the demised premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as "proceeding"), this Lease shall at the election of Lessee, with the written consent of the holders of any first mortgages on the leased premises, terminate as of the date of vesting of title pursuant to such proceeding. For the purposes of this Article XXVI, "substantially all of the demised premises" shall be deemed to have been taken if a taking under any such proceeding shall involve such an area, whether the area be improved with a building(s) or be utilized for a parking area or otherwise (including a deprivation of access to all streets and highways abutting the demised premises), that Lessee cannot reasonably operate in the remainder of the demised premises the business being conducted on the demised premises at the time of such taking.

         B. Amendment of Lease. If, during the term of this Lease, title to less than the whole or substantially all of the demised premises shall be taken in any such proceeding, this Lease shall not terminate, the description of the demised premises shall be amended to reflect the elimination of the parcel so taken; the Basic Rent thereafter due and payable by Lessee shall continue to be computed in the manner set forth in Article III above.

         C. Award. The award made in any proceeding shall be divided between Authority and Lessee as follows The amount of any such award attributable to the improvements for the balance of the lease term shall belong to Lessee, and the remainder of such award shall belong to Authority; provided, however, in the event title to the whole or substantially all of the demised premises is taken, or any mortgagee so requires, Lessee shall be obligated to use so much or all of its award as shall be necessary to pay off any permanent mortgage of Lessee. To the extent Lessee's share of such amount is insufficient for this purpose, Lessee shall pay any additional amount necessary to pay off such mortgage.

         D. Arbitration. If Authority and Lessee shall be unable to agree as to whether "substantially all of the demised premises" shall have been taken, as provided in paragraph XXVI A, or the amount by which the rent shall be reduced under paragraph XXVI B, or the attribution and division of the award as provided in paragraph XXVI C, such question shall be submitted to arbitration as provided in the Lease.

         E. Sublease. Notwithstanding anything contained herein to the contrary, if pursuant to the provisions of any sublease of fifty percent (50%) or more of the improvements, the subtenant thereunder is permitted to and terminates such sublease as a result of any proceeding, it shall be considered that substantially all of the demised premises has been taken in such proceeding pursuant to paragraph XXVI A above, and this Lease shall at the option of Lessee also thereupon termination.

XXVII. EASEMENTS

         Lessee's leasehold interest is subject to and burdened by all existing easements whether filed for public record or not. These easements include, but are not limited to, a Well Site Exclusive Easement Deed dated December 20, 1985, an Easement and Right-of-Way Agreement dated December 20, 1985, and Easement and Right-of-Way Agreement recorded April 19, 1985, at Book 4418, Page 747 through 752, of the records of the Arapahoe County Clerk and Recorder.

XXVIII.     ARBITRATION

         It is hereby agreed that if, at any time hereafter, any dispute, difference or question shall arise between the parties hereto regarding the construction, meaning or effect of these presents or of-any act or omission to act of either of the parties or of the rights or liabilities of either of the parties under this Lease, every such dispute, difference or question, except where provision is expressly made herein for the settlement of any such question in some other manner, shall be expeditiously submitted to the American Arbitration Association for arbitration in accordance with its then applicable rules and regulations and the determination of the arbitrators appointed pursuant thereto shall be binding upon the parties. In the event the American Arbitration Association shall cease to exist or fail or refuse to act, then either party may appoint an arbitrator and, upon making such appointment, shall serve a written notice upon the other party; said second party shall then appoint an arbitrator and the two arbitrators so appointed shall appoint a third arbitrator. In the event that said second party does not, within a period of fifteen (15) days after receiving notice from said first mentioned party, appoint an arbitrator and serve written notice thereof upon said first mentioned party, then the arbitrator appointed by said first mentioned party shall have the power to proceed to arbitrate and determine the question as if he were an arbitrator appointed by both parties for this purpose and his award in writing shall be final and binding upon both parties. In the event that both parties appoint arbitrators as aforesaid, the two arbitrators so appointed shall, within fifteen (15) days after the appointment of the second arbitrator, proceed to appoint a third arbitrator. In the event that said arbitrators are unable to agree upon a third arbitrator, such third arbitrator shall, upon the application of either party, be appointed by the senior district court judge for the judicial district in which the County of Arapahoe is located. The three arbitrators appointed in the manner aforesaid shall proceed with all reasonable dispatch to hear and determine the matter in dispute and the decision or award in writing of said arbitrators or a majority of them shall be final and binding upon both parties. The arbitrators are authorized to enter said decision or award in any court having jurisdiction.

XXIX.    ATTORNEYS' FEES

         In the event either party shall bring any action for damages for an alleged breach of any provisions of this Lease, to recover rent, to terminate the tenancy of the leased premises, or to enforce, protect, determine or establish any term or covenant of this Lease or right of either party, the prevailing party shall be entitled to K cover from the non-prevailing party as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs as may be fixed by the court or arbitrators.

XXX.     ADDITIONAL LEASE PROVISIONS

         A. Observance of laws. Lessee shall observe and obey all laws, ordinances. rules and regulations of the United States. including but not limited to Exhibit C. the State of Colorado, Arapahoe County, and Authority which may be applicable to its operations upon the leased premises, and shall make no unlawful or offensive use of the leased premises.

         B. Codes. Lessee shall conform to all applicable safety, health, and sanitary codes and agrees to cooperate with Authority in its fire prevention efforts.

         C. Airport Development. Authority reserves the right to further develop or improve the landing area of Centennial Airport as it sees fit, and without unreasonable interference or hindrance.

         D. Authority's Rights. Authority reserves the right (but shall not be obligated to the Lessee) to maintain and keep in repair the landing area of Centennial Airport and all publicly-owned facilities of Centennial Airport together with the right to direct and control all activities in this regard.

         E. Subordination. This Lease shall be subordinate to the provisions of any existing or future agreement between Authority and the United States, relative to the operation or maintenance of Centennial Airport, the execution of which has been or may be required as a condition precedent to the expenditure of Federal funds for the development of Centennial Airport so long as there is no material affect on Lessee's rights under this Lease. This subordination includes, but is not limited to, the right of Authority, during time of war or national emergency, to lease the tending area, or any part thereof, to the United States for military or naval use, and if any such base is made, the provisions of any contracts or leases with Lessee shall be suspended.

         F. Representations and Warranties. All terms and conditions with respect to this Lease are expressly contained herein, and the Lessee agrees that no representative or agent of Authority has made any representation or promise with respect to this Lease not expressly contained herein.

         G. Exclusive Right. It is understood and agreed that nothing herein shall be construed to grant or authorize the granting of an exclusive right within the meaning of 9 Section 308 (a) of the Federal Aviation Act of 1958, as amended, for the development of commercial, office, and retail uses at the Centennial Airport.

         H. Executive Order. In performance of its obligations under this Lease and with reference solely to the property covered by this Lease, Lessee shall comply with the requirements of any Executive Order barring discrimination; further, in accordance with t : these requirements. Lessee shall not discriminate in any manner against any employee or applicant for employment because of political or religious opinion or affiliation, sex. race, creed, color, or national origin and further, Lessee shall include a similar clause in ali subcontracts, except subcontracts for standard commercial supplies or raw materials. Lessee understands and acknowledges that Authority has given to the United States of America, acting by and through the Federal Aviation Administration, certain assurances in respect to non-discrimination which have been required by Title VI of the Civil Rights Act of 1964, and by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Non-discrimination in Federally-Assisted Programs of the Department of Transportation, as a condition precedent to the Government making grants in aid to Authority, for certain Airport programs and activities, and that Authority is required under said regulations to include in every agreement or concession pursuant to which any person or persons other than Authority operates or has the right to operate any facility on Centennial Airport providing services to the public, the following covenant, to which Lessee agrees:

            "Lessee, in its operation at and use of the Airport, covenants that it will not on the grounds of sex, race, color, or national origin: discriminate or permit discrimination against any person or group of persons in any manner prohibited by Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21; and in the event of such discrimination, Lessee agrees that Authority has the right to take such action, against Lessee as me Government may direct to enforce this covenant."

         I. Affirmative Action Program. In performance of its obligations under this Lease and with reference solely to the property covered by this Lease, Lessee assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to ensure that no person shall on me grounds of race, creed, color, national origin, or sex be excluded from participating in any employment activities covered in 14 CFR Part 152. Subpart E. The Lessee assures that no person shall be excluded-on these grounds from participating in or receiving the services or benefit of any program or activity covered by this subpart. The Lessee assures that it will require that its covered sub organizations provide assurances to the Lessee that they will require assurances from their sub organizations, as required by 14 CFR Part 152, Subpart E, to the same effect.

         J. Impossibility. If the obligations and duties of Lessee are incapable of being performed by Lessee by insurrection, war, calamity, natural catastrophe, or other act of God beyond the control of Lessee, then for such time period as the rights sod ; obligations are incapable of being performed this Lease shall be suspended and the time of such suspension shall not be counted against Lessee, anything to the contrary in this Lease notwithstanding.

XXXI.    QUIET POSSESSION

         Authority covenants that Lessee, upon payment of the rent reserved herein and the performance of each of the covenants, agreements and conditions on the part of Lessee to be observed and performed, shall and may, peaceable and quietly, have, hold and enjoy the leased premises for the term hereof, free from molestation, eviction or disturbance by Authority, subject to the terms and conditions of this Lease and to the following:

          (i) Authority hereby reserves, for the use and benefit of the public, a right of flight for the passage of aircraft in the navigable airspace above the surface of the leased premises, as determined by the regulations and technical standards promulgated by the Federal Aviation Administration, together with the right to cause in said airspace such noise as may be inherent in the operation of aircraft, now known or hereafter used for navigation of or flights in air, using said airspace for landing at, taking off from, or operating on the Airport.

         (ii) Authority reserves from this Lease all water, gas, oil, hydrocarbon and mineral rights in and under the surface of the based premises; provided, however, that Authority shall not conduct any operations on the surface of the leased premises for the exploration, development or recovery of the rights and substances reserved which would interfere with Lessee's use and occupancy of the leased premises, and Authority agrees to indemnify and hold harmless Lessee with regard to any loss, damage, or expense occurred as a result of such exploration, development or recovery.

XXXII.   GENERAL

         A. Captions. The captions used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease. .

         B. Executed Leases. Any executed copy of this Lease shall be deemed an original .for all purposes.

         C. Time of Essence. Time is of the essence for the performance of each covenant and term of this Lease.

         D. Invalidity. In case any one or more of the provisions contained herein, except for the payment or rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. This Lease shall be construed and enforced in accordance with the laws of the State of Colorado.

         E. Mortgage. Whenever the word "mortgage" is used herein, it shall be deemed to include a deed of trust. Whenever the word "mortgagor" is used herein, it shall be deemed to include a trust or grantor of a deed of trust. Whenever the word "mortgagee" is used herein, it shall be deemed to include the holder and beneficiary of a deed of trust, and the holder of a certificate of purchase pursuant to foreclosure.

         F. Fair Meaning. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Authority or Lessee. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

         G. Construction. Each term and provision of this Lease performable by Lessee shall be construed to be both a covenant and a condition, conferring upon Authority, in the event of breach of any such term or condition, the right to terminate this Lease.

         H. Modification and Merger. This Lease may not be amended, modified cancelled or surrendered except in writing signed by both parties and any mortgagee of any portion of the leasehold estate, and no claimed oral agreement shall be binding or admitted in evidence in any action. In addition to the above, there shall not be any merger of the leasehold estate and the fee simple estate of Authority if both such estates shall become owned by the same party without the written consent of all mortgagees of the leasehold estate.

         I. Memorandum. Authority and Lessee agree upon request of either of them to execute a memorandum of this Lease in recordable form. Alteratively, this Lease may be recorded by either Authority or Lessee. In either event, if this Lease shall terminate, Authority shall be entitled to record an affidavit (such affidavit to be executed by the Chairman of the Authority Board of Commissioners), stating that this Lease has terminated and the recording of such affidavit shall be conclusive evidence that this Lease has in fact terminated.

         J. Binding Effect. The covenants and agreements contained in this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, and assigns (to the extent this Lease is assignable).

         K. Remedies. All remedies herein conferred upon Authority or Lessee shall be deemed cumulative and no one remedy shall be exclusive of any other remedy herein conferred or created by laws.

         L. Good Faith. Each party hereto agrees to act reasonably and in good faith with respect to the performance and fulfillment of the terms of each and every covenant and condition contained in this Lease.

         M. Consent. Wherever the consent or approval of Authority ia required, Authority hereby agrees that such consent or approval shall not be unreasonably withheld.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the day and year first above written.

                                          AUTHORITY:

                                          ARAPAHOE COUNTY PUBLIC AIRPORT
                                          AUTHORITY
ATTEST:


                                          By_________________________________
                                            Chairman
By_________________________

                                         LESSEE:

                                         PINECREST ENTERPRISES, LTD.
ATTEST:


                                         By_________________________________
                                           President
By_________________________


APPROVED AS TO FORM:


---------------------------
Attorney for Authority

                               FIRST AMENDMENT TO
                           GROUND LEASE AND AGREEMENT

         This First Amendment to Ground Lease and Agreement is made and entered into by and among the Arapahoe County Pubic Airport Authority (the "Authority"), Pinecrest Enterprises, Ltd. (present Lessee"), and Swingmaster Golf at Centennial, Ltd. ("new Lessee").

                                  WITNESSETH:

         WHEREAS, a Ground Lease and Agreement was entered into between Authority and present Lessee dated November 1, 1994 ("Lease"); and

         WHEREAS, the new Lessee is a limited partnership and the present Lessee is a general partner of the new Lessee; and

         WHEREAS, the present Lessee and the new Lessee have established that the new, Lessee will be the operating entity under the Lease; and

         WHEREAS, as a condition of financing for the project contemplated in the Lease, the Small Business Administration ("SBA") is requiring the new Lessee to substitute for the present Lessee under the Lease.

         NOW, THEREFORE, in consideration of the premises and the covenants herein contained, it is hereby agreed among the Authority, the present Lessee, and the new Lessee as follows:

         1. The new Lessee shall be substituted hr the present Lessee under the Lease effective March 9, 1995. As of March 9, 1995 and thereafter, all references on and in Lease the Lessee Pinecrest Enterprises, Ltd. shall be deemed to mean Swingmaster Golf at Centennial, Ltd.

         2. Effective March 9, 1995, the new Lessee assumes all the obligations of the present Lessee under the Lease.

         DATED this 9th day of March, 1995.


                                          THE ARAPAHOE COUNTY PUBLIC AIRPORT
                                          AUTHORITY

ATTEST:

                                          By_________________________________
                                            Chairman Pro-Tem
---------------------------
Clerk

ATTEST:                          PINECREST ENTERPRISES, LTD., a
                                 Colorado Corporation

---------------------------
Secretary
                                 By_________________________________
                                   President



                                 SWINGMASTER GOLF AT CENTENNIAL, LTD.,
                                 a Colorado limited partnership


                                 By: PINECREST ENTERPRISES, LTD., a Colorado
                                 Corporation, General Partner
ATTEST:

---------------------------
Secretary
                                 By_________________________________
                                             Gregory Blaydes, President

                               FIRST AMENDMENT TO
                           GROUND LEASE AND AGREEMENT

         This First Amendment to Ground Lease and Agreement is made and entered into by and among the Arapahoe County Pubic Airport Authority (the "Authority"), Pinecrest Enterprises, Ltd. (present Lessee"), and Swingmaster Golf at Centennial, Ltd. ("new Lessee").

                                  WITNESSETH:

         WHEREAS, a Ground Lease and Agreement was entered into between Authority and present Lessee dated November 1, 1994 ("Lease"); and

         WHEREAS, the new Lessee is a limited partnership and the present Lessee is a general partner of the new Lessee; and

         WHEREAS, the present Lessee and the new Lessee have established that the new, Lessee will be the operating entity under the Lease; and

         WHEREAS, as a condition of financing for the project contemplated in the Lease, the Small Business Administration ("SBA") is requiring the new Lessee to substitute for the present Lessee under the Lease.

         NOW, THEREFORE, in consideration of the premises and the covenants herein contained, it is hereby agreed among the Authority, the present Lessee, and the new Lessee as follows:

         1. The new Lessee shall be substituted hr the present Lessee under the Lease effective March 9, 1995. As of March 9, 1995 and thereafter, all references on and in Lease the Lessee Pinecrest Enterprises, Ltd. shall be deemed to mean Swingmaster Golf at Centennial, Ltd.

         2. Effective March 9, 1995, the new Lessee assumes all the obligations of the present Lessee under the Lease.

         DATED this 9th day of March, 1995.


                                        THE ARAPAHOE COUNTY PUBLIC
                                        AIRPORT  AUTHORITY

ATTEST:

                                        By_________________________________
                                          Chairman
---------------------------





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







ATTEST:                            PINECREST ENTERPRISES, LTD., a
                                   Colorado Corporation, General Partner

---------------------------

                                   By_________________________________
                                     General Partner



ATTEST:                            SWINGMASTER GOLF AT CENTENNIAL,
                                   LTD., a Colorado limited partnership

---------------------------

                                   By_________________________________
                                      Pinecrest Enterprises, Ltd., a Colorado
                                      limited partnership, General Partner

                              SECOND AMENDMENT TO
                           GROUND LEASE AND AGREEMENT

         This Second Amendment to Ground Lease and Agreement is made and entered into by and between the Arapahoe County Pubic Airport Authority (the "Authority"), and Swingmaster Golf at Centennial, Ltd. ("Lessee")

                                  WITNESSETH:

         WHEREAS, a Ground Lease and Agreement was entered into between Authority and present Lessee dated November 1, 1994 and subsequently amended on March 9, 1995 (collectively the o Lease.); and

         WHEREAS, as a condition of financing for the project contemplated in the Lease the First National Bank of Parker has requested certain amendments to the Lease.

         NOW, THEREFORE, in consideration of the premises and the covenants herein contained, it is hereby agreed between the Authority and the Lessee as follows:

         1.       Amend paragraph E on page 6 to read as follows:

                  E. Use Restrictions. The leased premises and the improvements to be constructed thereon shall be utilized as a driving range/golf center facility as conditionally approved at the Location and Extent hearing held by the Arapahoe County Planning Commission on July 12, 1994.

         2.       Amend paragraph C on page 22 to read as follows:

                  C. Mortgagee Notice. If at any time Authority gives notice of default under this Article to the Lessee and the Lessee's interest in the leased premises shall be subject to the lien of any mortgage as set out in paragraph XVIII C, and if Authority has been furnished with the names and addresses of said mortgagees, Authority shall at the same time as Authority gives notice of default to Lessee, give like written notice to said mortgagees. All such mortgagees shall have sixty (60) days within which to remedy such defaults; provided, however, such mortgagees shall have such longer period to correct any such defaults as are required to complete any mortgage foreclosure proceedings or other remedial action which such mortgagee elects to pursue to obtain possession of the demised premises so long as during such longer period the mortgagee causes all Basic Rent, Percentage Rent and Additional Rent and other amounts to be paid by Lessee hereunder, including past due payments, to be paid to Authority as herein provided, and otherwise performs the covenants of Lessee hereunder to the extent the same can be peformed without having possession of the demised premises. In order to assist the mortgagee of the leased premises in curing any such defaults, Authority hereby confers upon the mortgagee or any agents, receiver or trustee appointed by such mortgagee, the right in the event of a default under the terms of this Lease or any such mortgage to forthwith enter into and upon the leased premises and take possession thereof provided that such right is granted n any such mortgage, and further provided that said mortgagee causes all Basic Rent, Percentage Rent and Additional Rent and other amounts to be paid by Lessee hereunder, including past due payments to be paid to Authority as herein provided, and otherwise performs the covenants of Lessee hereunder as aforesaid.

         3. In all other respects the terms and conditions of the Lease remain as stated therein.

         DATED this 8th day of June, 1995.

                                           THE ARAPAHOE COUNTY PUBLIC
                                           AIRPORT  AUTHORITY

ATTEST:

                                           By_________________________________
                                             Chairman Pro-Tem
---------------------------
Clerk



                                           SWINGMASTER GOLF AT CENTENNIAL,
                                           LTD., a Colorado limited partnership



ATTEST:                                    PINECREST ENTERPRISES, LTD., a
                                           Colorado Corporation, General Partner

---------------------------
Secretary
                                           By_________________________________
                                             Gregory Blaydes, President



                                           LESSEE:

                                           PINECREST ENTERPRISES, LTD.
ATTEST:


                                           By_________________________________
                                             President
By_________________________


APPROVED AS TO FORM:


---------------------------
Attorney for Authority


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